[AMERICAN CAPITAL LOGO APPEARS HERE]

                                                       Two Bethesda Metro Center
                                                       14th Floor
                                                       Bethesda, MD  20814
                                                       (301) 951-6122
                                                       (301) 654-6714  Fax
                                                       Info@AmericanCapital.com
                                                       ------------------------
                                                       www.AmericanCapital.com
                                                       -----------------------


FOR IMMEDIATE RELEASE
CONTACT: John Erickson, Chief Financial Officer
           (301) 951-6122

                  American Capital Declares $0.69 Q4 Dividend,
                 Reports Q3 Results, Engages HLHZ for Valuations

Bethesda, MD - November 4, 2003 - American Capital Strategies, Ltd. (Nasdaq:
ACAS) announced today its Board of Directors has declared a fourth quarter 2003 regular dividend of $0.69 per share, payable on December 30, 2003 to record holders as of December 16, 2003. This dividend is a 3% increase over the fourth quarter 2002 regular dividend of $0.67 per share. American Capital has paid a total of $380 million in dividends, and paid or declared $13.06 dividends per share since its August 1997 IPO.

In addition, American Capital announced today its results for the quarter ended September 30, 2003. Net operating income (NOI) for the quarter increased 37% to $37 million compared to $27 million for third quarter 2002. On a diluted per share basis, NOI remained unchanged at $0.66 per share for both the third quarter 2003 and 2002. NOI before stock-based compensation expense for the quarter increased 40% to $37 million compared to the third quarter 2002. On a diluted per share basis, NOI before stock-based compensation expense for the quarter increased 3% to $0.68 per share.

"With dividends taking center stage as a way to reduce risk and build wealth, we are pleased to declare our 25th regular quarterly dividend at $0.69 per share. We reiterate our guidance for 2003 of $2.79 to $2.87 dividends per share, paid from ordinary income of which we have paid or declared $2.73 per share year-to-date," reported Malon Wilkus, Chairman, President and CEO. "At a 10% dividend yield and opportunities for stock appreciation, American Capital makes for an outstanding investment. In fact, our original public shareholders will have received 87% of their original $15 per share investment in cash dividends, and their shares have appreciated over $12."

The net increase in shareholders' equity resulting from operations (NOI plus net unrealized appreciation and depreciation and net realized gains and losses of the Company's assets) for the third quarter 2003 was $27 million, or $0.48 per diluted share, compared to a net decrease in shareholders' equity resulting from operations of $12 million, or $0.29 per diluted share, in third quarter 2002.

American Capital
November 4, 2003
Page 2

"We raised $50 million in an overnight equity offering near the end of the quarter due to the robust investment volumes we are experiencing", commented Chief Financial Officer, John Erickson. "We were confident that we would be able to efficiently invest and lever this new equity in October due to the backlog we had of investment opportunities. Also, we are pleased to report that Fitch Ratings recently announced a ratings upgrade of two tranches of our term securitizations and affirmed the ratings of the remaining tranches. That is an outstanding result in the CDO market where far more issuers have experienced downgrades than upgrades."

In third quarter 2003, American Capital invested $271 million composed of $82 million of senior debt, $132 million of subordinated debt, $17 million of preferred stock, $22 million of common stock warrants and $18 million of common stock. Three investments, totaling $124 million, were in American Capital-sponsored buyouts. The purchase multiple in these transactions on a weighted average basis was 6.4 times last twelve months (LTM) adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). Five investments, totaling $114 million, were in buyouts led by private equity firms. The multiple for these transactions for the American Capital debt investments on a weighted average basis was 3.0 times LTM EBITDA. Two investments, totaling $17 million, were investments in existing portfolio companies to finance strategic acquisitions. Total invested assets at fair value increased 38% to $1.6 billion at September 30, 2003 as compared to $1.1 billion at September 30, 2002.

"Our pipeline of investment opportunities for American Capital sponsored buyouts, private equity buyouts and direct investments continues to grow quarter by quarter," said COO Ira Wagner. "We currently have over $900 million in term sheet and letters of intent proposals outstanding and over $350 million in signed term sheets and letters of intent to provide financing or to purchase companies. Demand for our capital has never been more robust. Year-to-date, we have seen a 77% increase in the number of financing opportunities from private equity firms, a 36% increase in the number of buyout opportunities and a 15% increase in the number of direct investment opportunities."

The weighted average interest rate on the total new capital invested in debt securities during the quarter was 14.1%. The weighted average effective interest rate on American Capital's total capital invested in debt securities as of September 30, 2003 was 13.0%. At September 30, 2003, the weighted average loan grade of American Capital's loan portfolio remained at 3.0 on a scale of 1 to 4, with 4 being the highest quality. As of September 30, 2003, loans in eleven portfolio companies totaling $103 million, with a fair value of $44 million, were on non-accrual. Loans previously on non-accrual status totaling $32 million were converted to non-income earning debt and equity. Delinquent and non-accruing loans totaled $126 million, or 9% of total loans, at September 30, 2003 compared to $134 million, or 10% of total loans, at June 30, 2003.

American Capital
November 4, 2003
Page 3

In third quarter 2003, American Capital experienced net realized losses of $12 million, comprised of $15 million of gross realized gains and $27 million of gross realized losses. Year-to-date, net realized gains total $16 million. Since the Company's August 1997 IPO, cumulative net realized gains have totaled $9 million. Net unrealized appreciation totaled $2 million for the quarter, consisting of unrealized appreciation of $15 million at 12 portfolio companies, $38 million of unrealized depreciation at 18 portfolio companies, $16 million of net unrealized appreciation resulting from the recognition of net realized losses, and $9 million of appreciation on interest rate swaps. Interest rate swaps are required by American Capital's loan agreements and asset securitizations to lock in interest rate spreads on the securitized investments and reduce interest rate risks. They appreciate or depreciate based on relative market interest rates. Their fair value will resolve to zero if held to maturity. Since the Company's August 1997 IPO, cumulative net unrealized depreciation totals $152 million, $122 million excluding interest rate swaps.

Since its August 1997 IPO through the third quarter of 2003, American Capital has earned an 18% compounded annual return on 45 exits and prepayments of senior debt, subordinated debt and equity, totaling $481 million. These exits and prepayments represent 21% of all investments made since its August 1997 IPO. Proceeds from these exits and prepayments exceeded the associated prior quarter's valuation of the investments by $28 million in aggregate, or 7%. Twenty-eight percent of these exits and prepayments were from portfolio companies that had at one time been either a loan grade 1 or 2 in American Capital's four point loan grading system, with 1 being the lowest loan grade. Since its IPO through the third quarter of 2003, $20 million of American Capital's accrued payment-in-kind (PIK) interest and dividends and accreted original issue discount (OID) has been repaid, representing 19% of all PIK and OID, which is similar to the rate of all principal repayments.

American Capital is revising its 2003 guidance on annual average non-accruing loans from a range of $65 to $90 million to a range of $100 to $115 million. American Capital is reiterating all other guidance, including its forecast of dividends per share of $2.79 to $2.87, paid from ordinary income.

ENGAGEMENT OF HOULIHAN LOKEY HOWARD AND ZUKIN

As part of its quarterly process of valuing the Company's investment portfolio, the Company has engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (Houlihan Lokey) to independently review, on a quarterly basis, the determination of fair value of a portion of American Capital's portfolio company investments. Houlihan Lokey is the largest independent financial advisory practice in the United States. It performs approximately 800 valuation assignments per year for clients worldwide. The firm has extensive experience valuing companies, divisions, subsidiaries, partnerships and joint ventures.

American Capital
November 4, 2003
Page 4

As part of its engagement, Houlihan Lokey will review quarterly approximately 25% of American Capital's portfolio companies as randomly selected, with the intention of reviewing the Company's valuation of all of its portfolio company investments over the course of the year. In addition, Houlihan Lokey will attend American Capital's quarterly valuation meetings and provide periodic reports and recommendations to the Audit Committee with respect to American Capital's valuation models, policies and procedures.

For the third quarter of 2003, Houlihan Lokey reviewed the Company's valuations of approximately 25% of American Capital's portfolio company investments, representing 20 companies and having $401 million in fair value as reflected in American Capital's financial statements as of September 30, 2003. Using methods and techniques that are customary for the industry and that Houlihan Lokey considers appropriate under the circumstances, Houlihan Lokey determined that the aggregate fair value assigned to the portfolio company investments by American Capital was within the reasonable range of aggregate value for such companies as determined by Houlihan Lokey.

"American Capital's valuation process is extremely rigorous and consistent with standard valuation practices, and corroborated by our exits and prepayments having been in the aggregate 7% above prior quarter's valuations" said John Erickson, Chief Financial Officer. "In the current environment, we felt it would be helpful to give our shareholders another data point to demonstrate our confidence in our valuations. Therefore, we elected to engage the leading valuation firm in the industry to serve as an independent participant in our process. We adjusted third quarter valuations by $3.5 million following discussions with Houlihan Lokey."

American Capital
November 4, 2003
Page 5

Financial highlights for the quarter are as follows.

                        AMERICAN CAPITAL STRATEGIES, LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 September 30,     December 31,
                                                                                     2003              2002
                                                                                  (unaudited)
  Assets

Cash and cash equivalents                                                      $          52,786  $       13,080
Investments at fair value (cost of $1,718,805 and $1,334,987, respectively)
    Non-Control/Non-Affiliate investments                                                706,424         557,490
    Control investments                                                                  770,367         671,141
    Affiliate investments                                                                123,794          52,083
    Interest rate swaps                                                                  (30,166)        (32,255)
                                                                               ------------------ ---------------
    Total investments at fair value                                                    1,570,419       1,248,459
                                                                               ------------------ ---------------
Interest receivable                                                                       14,987          11,552
Other                                                                                     67,221          45,432
                                                                               ------------------ ---------------
Total assets                                                                   $       1,705,413  $     1,318,523
                                                                               ================== ===============
  Liabilities and Shareholders' Equity

Revolving credit facility                                                       $        220,208  $      255,793
Repurchase agreements                                                                     42,798              --
Notes payable                                                                            464,960         364,171
Accrued dividends payable                                                                 37,892             869
Other                                                                                     12,496          10,031
                                                                               ------------------ ---------------
Total liabilities                                                                        778,354         630,864
                                                                               ------------------ ---------------
Commitments and Contingencies
Shareholders' equity:
    Undesignated preferred stock, $0.01 par value, 5,000 shares authorized,
      0 issued and outstanding                                                                --              --
    Common stock, $.01 par value, 70,000 shares authorized, 57,917 and
      44,450 issued, and 56,936 and 43,469 outstanding, respectively                         569             435
    Capital in excess of par value                                                     1,124,585         812,150
    Unearned compensation                                                                (17,602)             --
    Notes receivable from sale of common stock                                            (8,945)         (9,021)
    Distributions in excess of net realized earnings                                     (19,435)        (25,718)
    Net unrealized depreciation of investments                                          (152,113)        (90,187)
                                                                               ------------------ ---------------
Total shareholders' equity                                                               927,059         687,659
                                                                               ------------------ ---------------
Total liabilities and shareholders' equity                                     $       1,705,413  $    1,318,523
                                                                               ================== ===============

American Capital
November 4, 2003
Page 6

                        AMERICAN CAPITAL STRATEGIES LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (In thousands, except per share data)

                                                          Three Months Ended              Nine Months Ended
                                                            September 30,                   September 30,
                                                         2003            2002            2003            2002
                                                    --------------- --------------- --------------- ---------------
OPERATING INCOME:
Interest and dividend income
     Non-Control/Non-Affiliate investments          $       21,047  $       16,200  $       62,431  $       52,157
     Control investments                                    20,517          17,986          53,953          43,321
     Affiliate investments                                   3,571             421           8,243             903
     Interest rate swap agreements                          (4,618)         (3,185)        (12,735)         (6,966)
                                                    --------------- --------------- --------------- ---------------
        Total interest and dividend income                  40,517          31,422         111,892          89,415
                                                    --------------- --------------- --------------- ---------------
Fees
     Non-Control/Non-Affiliate investments                   3,380           1,093          11,964           4,208
     Control investments                                     8,924           6,528          14,276          12,016
     Affiliate investments                                     497             233           1,455             456
                                                    --------------- --------------- --------------- ---------------
        Total fee income                                    12,801           7,854          27,695          16,680
                                                    --------------- --------------- --------------- ---------------
Total operating income                                      53,318          39,276         139,587         106,095
                                                    --------------- --------------- --------------- ---------------
OPERATING EXPENSES:
Interest                                                     4,412           3,793          12,156           9,179
Salaries and benefits                                        7,616           5,678          16,394          14,193
General and administrative                                   3,971           3,107          12,162           8,126
Stock-based compensation                                       705              --             940              --
                                                    --------------- --------------- --------------- ---------------
Total operating expenses                                    16,704          12,578          41,652          31,498
                                                    --------------- --------------- --------------- ---------------

NET OPERATING INCOME                                        36,614          26,698          97,935          74,597
                                                    --------------- --------------- --------------- ---------------
Net realized (loss) gain on investments
     Non-Control/Non-Affiliate investments                   3,983         (25,436)          6,465         (24,901)
     Control investments                                   (17,632)          2,425           8,001           1,127
     Affiliate investments                                   1,366           (451)           1,366             154
                                                    --------------- --------------- --------------- ---------------
        Total net realized (loss) gain on
        investments                                        (12,283)        (23,462)         15,832         (23,620)
                                                    --------------- --------------- --------------- ---------------

Net unrealized appreciation (depreciation) of investments

     Non-Control/Non-Affiliate investments                 (14,128)         23,365         (14,791)          8,407
     Control investments                                     5,624         (16,723)        (51,885)        (26,503)
     Affiliate investments                                   1,454            (919)          2,661            (789)
     Interest rate swap agreements                           9,226         (20,483)          2,089         (27,747)
                                                    --------------- --------------- --------------- ---------------
        Total net unrealized appreciation
          (depreciation) of investments                      2,176         (14,760)        (61,926)        (46,632)
                                                    --------------- --------------- --------------- ---------------

NET INCREASE (DECREASE) IN SHAREHOLDERS' EQUITY
   RESULTING FROM OPERATIONS                        $       26,507  $      (11,524) $       51,841  $        4,345
                                                    =============== =============== =============== ===============

NET OPERATING INCOME PER COMMON SHARE:
     Basic                                          $         0.67  $         0.66  $         1.87  $         1.93
     Diluted                                        $         0.66  $         0.66  $         1.86  $         1.90

NET EARNINGS (LOSS) PER COMMON SHARE:
     Basic                                          $         0.48  $        (0.29) $         0.99  $         0.11
     Diluted                                        $         0.48  $        (0.29) $         0.98  $         0.11

WEIGHTED AVERAGE SHARES OF COMMON STOCK
   OUTSTANDING:
     Basic                                                  54,919          40,269          52,408          38,585
     Diluted                                                55,252          40,658          52,650          39,207

DIVIDENDS DECLARED PER COMMON SHARE                 $         0.69  $         0.66  $         2.04  $         1.88

American Capital
November 4, 2003
Page 7

Portfolio Statistics (1)            Pre-1999       1999        2000         2001          2002          2003
On a Weighted Average Basis          Static       Static      Static       Static        Static        Static
($in millions, unaudited):            Pool         Pool        Pool         Pool          Pool          Pool       Aggregate
---------------------------------  ----------   ---------   ----------   ----------   -----------   -----------   -----------
Original Investments and
   Commitments at Cost             $     318    $    327    $     263    $     340    $      477    $      516    $    2,241
Total Exits and Prepayments        $      98    $     74    $     108    $     127    $       44    $       30    $      481
Total Interest, Dividends and
   Fees Collected                  $      93    $     96    $      62    $      86    $       70    $       33    $      440
Total Net Realized (Loss) Gain
   on Investments                  $    (4.0)   $    5.1    $   (30.7)   $    37.4    $      0.1    $      0.7    $      8.6
Internal Rate of Return                  8.6%       12.3%         1.7%       27.6%         19.9%          32.4%         13.9%
Current Cost of Original
   Investments                     $     205    $    239    $     156    $     197    $      459    $      463    $    1,719
Fair Value of Investments          $     162    $    197    $      90    $     208    $      476    $      468    $    1,601
Non-Accruing Loans at Cost         $      12    $     15    $      50    $       8    $       18    $       --    $      103
Equity Interest at Fair Value      $      11    $     47    $      25    $      43    $      113    $       77    $      316
Debt to EBITDA(2)(3)                     9.2x        6.4x         6.6x         5.5x          5.3x          3.7x          5.5x
Interest Coverage(2)                     2.1x        2.0x         2.0x         2.0x          2.4x          3.4x          2.5x
Debt Service Coverage(2)                 1.8x        1.4x         0.9x         1.4x          1.7x          2.2x          1.7x
Loan Grade(2)                            2.9         2.9          2.3          3.1           3.0           3.1           3.0
Average Age of Companies                  40yrs       52yrs        35yrs        41yrs         33yrs         33yrs         37yrs
Average Sales(4)                   $      85    $    124    $      74    $     146    $       59    $      113    $       98
Average EBITDA(5)                  $       5    $     19    $      14    $      17    $        8    $       19    $       14
Ownership Percentage                      79%         57%          39%          38%           42%           25%           42%
% with Senior Lien(6)                     23%          6%           4%          44%           21%           26%           23%
% with Senior or Junior Lien(6)           45%         63%          74%          84%           81%           80%           75%
Total Sales(4)                     $     523    $  1,129    $     314    $   1,324    $    1,135    $    2,325    $    6,750
Total EBITDA(5)                    $      19    $    121    $      55    $     162    $      154    $      356    $      867

----------------------------
(1) Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Prior to the third quarter of 2003, subsequent add-on investments were generally included in the year of the additional funding.
(2) These amounts do not include investments in which the Company owns only equity.
(3) For portfolio companies with a nominal EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times EBITDA.
(4) Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(5) EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(6)      As a percentage of the Company's total debt investments.

American Capital
November 4, 2003
Page 8

                        AMERICAN CAPITAL STRATEGIES LTD.
     RECONCILIATION OF NET OPERATING INCOME BEFORE STOCK-BASED COMPENSATION
                        EXPENSE TO NET OPERATING INCOME
                                   (Unaudited)
                     (In thousands, except per share data)

                                                          Three Months Ended              Nine Months Ended
                                                            September 30,                   September 30,
                                                    ------------------------------- -------------------------------
                                                         2003            2002            2003            2002
                                                    --------------- --------------- --------------- ---------------


Net operating income                                $       36,614   $      26,698  $       97,935   $      74,597
Stock-based compensation                                       705              --             940              --
                                                    --------------- --------------- --------------- ---------------
Net operating income before stock-based
compensation                                        $       37,319   $      26,698  $       98,875  $       74,597
                                                    =============== =============== =============== ===============

Net operating income per common share:
     Basic                                          $         0.67  $         0.66  $         1.87  $         1.93
     Diluted                                        $         0.66  $         0.66  $         1.86  $         1.90

Net operating income before stock-based
compensation per common share:
     Basic                                          $         0.68  $         0.66  $         1.89  $         1.93
     Diluted                                        $         0.68  $         0.66  $         1.88  $         1.90

Weighted Average Shares of Common Stock
Outstanding:
     Basic                                                 54,919           40,269          52,408          38,585
     Diluted                                               55,252           40,658          52,650          39,207

American Capital
November 4, 2003
Page 9

Additional Dividend Information:

American Capital provides the estimated tax characteristics of its dividend on a quarterly basis and those estimates are subject to recharacterization. Dividends declared year-to-date, of $2.73 per share, are expected to be a distribution of ordinary income. The actual tax characteristics will be reported to each shareholder on a Form 1099.

A summary of American Capital's dividend history follows. For further dividend history, please visit our website. American Capital offers a Dividend Reinvestment Plan (DRIP). For more information regarding this Plan, please visit our website or call its Shareholder Relations Department at (301) 841-1359.

--------------------------------------------------------------------------------
                       AMERICAN CAPITAL'S DIVIDEND HISTORY
                      $13.06 Declared Since August 1997 IPO
--------------------------------------------------------------------------------
                                   %Change Over
                                    Prior Year
                     Dividend     Quarter, Prior       Extra
   Year/Quarter       Amount        Year Total        Dividend        Total
------------------ ------------- ------------------ ------------- --------------
2003
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.69             3%                                $2.73
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.69             5%
------------------ ------------- ------------------ ------------- --------------
Q2                    $0.68             8%
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.67             14%
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
2002                  $2.55             15%             $.02              $2.57
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.67             18%
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.66             18%
------------------ ------------- ------------------ ------------- --------------
Q2                    $0.63             15%
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.59             11%
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
2001                  $2.21             13%            $0.09              $2.30
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.57             10%
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.56             14%
------------------ ------------- ------------------ ------------- --------------
Q2                    $0.55             12%
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.53             18%
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
2000                  $1.95             14%            $0.22              $2.17
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.52             18%
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.49             14%
------------------ ------------- ------------------ ------------- --------------
Q2                    $0.49             14%
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.45             10%
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
1999                  $1.71             39%            $0.03              $1.74
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.44             19%
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.43             34%
------------------ ------------- ------------------ ------------- --------------

American Capital
November 4, 2003
Page 10

------------------ ------------- ------------------ ------------- --------------
Q2                    $0.43             48%
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.41             64%
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
1998                  $1.23             N/A            $0.11              $1.34
------------------ ------------- ------------------ ------------- --------------
Q4                    $0.37             76%
------------------ ------------- ------------------ ------------- --------------
Q3                    $0.32             N/A
------------------ ------------- ------------------ ------------- --------------
Q2                    $0.29             N/A
------------------ ------------- ------------------ ------------- --------------
Q1                    $0.25             N/A
------------------ ------------- ------------------ ------------- --------------

------------------ ------------- ------------------ ------------- --------------
1997 Q4               $0.21                                               $0.21
------------------ ------------- ------------------ ------------- --------------
Total                                                                    $13.06
------------------ ------------- ------------------ ------------- --------------

American Capital invites its prospective shareholders, shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, November 5 at 11:00 am ET. The dial in number is 888-428-4474. International callers should dial 651-291-0900. Please advise the operator you are dialing in for the American Capital Shareholder Call.

During the Shareholder Call, we invite you to turn to our shareholder website, www.ACAS.com, and click on the November 5 Shareholder Call Slide Show button. The quarterly shareholder presentation includes a summary slide show to accompany the call that participants may download and print and a longer version with supplementary information. Participants will also be able to access the complete streaming presentation on our website. The shareholder presentation will be made available shortly after the earnings release on November 4. You may wish to take the time to review the slides in advance of the Shareholder Call.

For the convenience of our shareholders, there will be a recording available from 9:30 p.m. November 5 until 11:55 p.m. November 15. If you are interested in hearing the recording of the presentation, please dial 800-475-6701. International callers may dial 320-365-3844. The access code for both domestic and international callers is 701811. We will also have the Shareholder Slide Show with audio accompaniment available on our website, www.ACAS.com, starting
November 5.                                             ------------

For further information or questions, please do not hesitate to call our Shareholder Relations department at (301) 951-6122.

Since its August 1997 IPO, American Capital has invested over $2.2 billion in 102 portfolio companies. As of September 30, 2003, American Capital shareholders have enjoyed a total return of 183% since the Company's IPO -- an annualized return of 19%, assuming reinvestment of dividends. American Capital has paid or declared a total of $380 million in dividends and paid or declared $13.06 dividends per share since its August 1997 IPO at $15 per share.

American Capital
November 4, 2003
Page 11


American Capital is a publicly traded buyout and mezzanine fund with capital resources of approximately $2 billion. American Capital is an equity partner in management and employee buyouts; invests in private equity buyouts, and provides capital directly to private and small public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.

Companies interested in learning more about American Capital's flexible financing should contact Mark Opel, Principal, at (800) 248-9340, or visit our website at www.AmericanCapital.com.
           -----------------------

This press release contains forward-looking statements. The statements regarding expected results of American Capital Strategies are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional or national economic conditions, or changes in the conditions of the industries in which American Capital has made investments.